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                                                                   Exhibit 99.C2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of our report dated May 19, 1999 relating to the Statement of Net Assets of The PaineWebber Equity Trust, Growth Stock Series 22, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.




                                ERNST & YOUNG LLP


May 19, 1999
New York, New York